Exhibit 10.12

Operating Rights Counter Guarantee Agreement

Contract No.: [*]

Mortgagee (Party A): Xinjiang Financing Guaranty Co., Ltd.

Residence (Address): Floor 20, Tiancheng Square, No.222 Jiefang North Road, Tianshan District, Urumqi

Legal Representative: Zhou Jun

Mortgagor (Party B): Xinjiang United Family Trading Co., Ltd.

Residence (Address): No.26 Wenhua Road, Tianshan District, Urumqi

Legal Representative: Wang Baolin

Because Party B and Urumqi Youhao Road Sub-Branch of Huaxia Bank Co., Ltd. (hereinafter referred to as the “Creditor”) have signed the Working Capital Loan Agreement which number is [*] (hereinafter referred to as the “financing business agreement), Party A is willing to provide guarantee to the Creditor for the debts of Party B formed under the financing business agreement, for this reason, Party A and Party B signed the Guarantee Agreement which number is [*], and signed the Guarantee Agreement No. [*] with the Creditor (hereinafter referred to as the “guarantee agreement”), it is agreed that the type of financing business provided by A to the Creditor shall be working capital loan, guarantee of the principal amount of the creditor’s right is (in words) fifteen million yuan. This agreement is concluded by consensus between Party A and Party B in accordance with the provisions of national law as follows:

Article I Party B’s Statement and Guarantee

I. Party B shall have full capacity for civil conduct in accordance with the Chinese law and may provide security to other parties, or be a company established under the Chinese law and have the right to enter into this agreement and perform its obligations under this agreement.

II. The signing and performance of this agreement by Party B is voluntary, is the expression of its true intention, and is subject to all necessary legal authorization, the above authorization and execution under the authorization do not violate any laws or contracts binding on Party B, and all procedures required by Party B to sign and perform this agreement have been legally and effectively completed.

III. All documents, materials, statements and vouchers provided by Party B to Party A for setting up mortgage guarantee under this agreement are accurate, true, complete and effective.

IV. Party B guarantees that it has the right of ownership or disposal of the mortgaged property in accordance with the law, and there is no external guarantee in any form during the mortgage period to Party A, and have no defects of rights.

V. Party B shall not lose the ability to pay debts to other creditors or impair the legitimate rights and interests of any other creditors of Party A at present or in the future due to the establishment of mortgage under this agreement.

VI. If Party B is a company established under the Chinese law, Party B has obtained the consent of the shareholders’ meeting of / on mortgage matters before the conclusion of this agreement.

VII. Party B hereby agrees: If Party A simultaneously sets a number of counter-guarantee measures for the financing business hereunder, the change of any one or more of the counter-guarantee measures, Party a need not notify Party B, and shall not affect Party B’s counter-guarantee obligations hereunder. Party B shall not plead against the change of counter-guarantee measures provided by other anti-creditors other than Party B, and ask for the mitigation or exemption of counter-guarantee liability.

VIII. If the Creditor and Party B reach an extension agreement on the time limit for the performance of the main debt, Party B shall continue to assume the responsibility of mortgage counter-guarantee for the extended debt, and shall be obliged to cooperate with Party A in the formalities of mortgage registration and alteration of the extended debt. The extension of the registration of the mortgaged property shall not affect the mortgage right enjoyed by Party A according to law.

Article II Items of Mortgage

Party B mortgages to Party A the operating right of the shops located in Level No.1F-2B, Wanyancheng, No.222 Jiefang North Road, Urumqi, Xinjiang with building area of 107 square meters, according to the Shop Leasing Contract signed on March 1, 2017 by Party B and Xinjiang Hefeng Yourong Enterprise Management Co., Ltd, Party B rent the shops from March 30, 2017 to March 29, 2023, and Party B may renew the lease. Party A and Party B confirm that the term of operating right of mortgage is the same as that of Party B’s leasing term, if Party B renews the lease, the term of operating right of mortgage will be renewed at the same time.

Without Party A’s consent, Party B shall not set any other security interest in the mortgage.

Party B agrees: if the debt is guaranteed by both the debtor and the third party (including Party B) against the mortgage or pledge provided to Party A at the same time, Party A shall have the right to decide on the order of exercising its rights on its own after the occurrence of compensation, without the precondition of exercising the debtor’s right of set-off (pledge) in advance; if Party A gives up the debtor’s security interest or its right sequence or changes the security interest, any anti-guarantor, including Party B, shall remain liable for the guarantee under this agreement and shall not be released from any liability.

Where the creditor’s rights guaranteed by this agreement coexist with the guarantee of the object (including the debtor or the third party) and the guarantee, Party A may realize the creditor’s rights with respect to the guarantee of the object, or may require the guarantor to assume the guarantee liability.

Article III Scope of Mortgage Counter-guarantee of Party B

I. All debts paid by Party A on behalf of Party B, including but not limited to, principal, interest, penalty, compound interest, liquidated damages, compensation for damages and expenses for the Creditor to realize their claims, as well as the interest occupied by compensation funds to be paid by Party B to Party A. The interest occupied by compensation funds shall be calculated on the basis of the total amount reimbursed by Party A, at an annual interest rate of 24% from the day after compensation;

II. According to the agreement of the Guarantee Agreement, Party B shall pay the guarantee fee, overdue insurance premium and liquidated damages to Party A’s sub-branch, which shall be subject to the agreement of the Guarantee Agreement;

III. All expenses incurred by Party A in realizing the mortgage right, including but not limited to litigation fees, arbitration fees, notarization fees, lawyers’ fees, travel fees, evaluation fees, auction or sale fees, transfer fees, security fees, announcement fees, execution fees, etc. The parties confirm that the expenses of realizing the mortgage right and interest occupied by compensation funds should be calculated separately, not totally not exceeding 24% of the annual interest rate;

IV. This agreement stipulates all debts borne by Party B, including, but not limited to, the liquidated damages, indemnities and expenses for the custody of mortgage that Party B shall pay to Party A;

Article IV Party B’s Obligations

I. During the validity period of this agreement, Party B shall not, without the consent of Party A, give, transfer, contract, lease or any other means of disposition of the right of operation under this agreement to another party other than Party A or the third party designated by Party A. Party B shall not sublease the premises.

II. When the mortgage is infringed or may be infringed by any third party, Party B is obliged to notify and assist Party A to avoid infringement.

III. If Party A transfers the principal creditor’s right to a third party according to law, Party B shall assume the guarantee liability within the scope of the original mortgage guarantee.

IV. If Party B set up duplicate mortgage or pledge of the operating right, Party B shall pay Party A 30% of the total loan amount as liquidated damages in addition to compensating Party A for the losses incurred by Party A due to the existence of joint ownership, disputes, seizure, litigation or arbitration of facilities and equipment for Party B’s operation.

V. Party B shall bear the registration, notarization, insurance, appraisal, transportation, storage and other expenses related to this agreement.

Article VII Realization of Mortgage

I. If the Creditor declares that Party B’s debts are due ahead of schedule according to law or in accordance with the financing business agreement, and requests Party B to perform the debts ahead of time, but Party B fails to perform or fails to perform in full, which results in Party A’s compensation, it shall be deemed to be an important condition for Party A to claim guarantee liability to Party B. If Party B fails to pay off the mortgage within five days after Party A’s compensation, Party A shall have the right to dispose of the mortgage to realize the mortgage, which shall not be subject to the limitation of the repayment period.

II. If Party A fails to be liquidated by Party B within five days after fulfilling its obligation of compensation, Party A may apply to the people’s court for the disposal of the mortgage in accordance with the form prescribed by law, giving priority to the payment received, and Party B shall not raise any objection to Party A’s application for the disposal of the mortgage.

III. If Party A fails to be liquidated by Party B within five days after fulfilling its obligation of compensation, Party A shall have the right to negotiate with Party B, to possess and exercise the mortgaged property management rights according to law, and the income will be used to repay all the debts of Party B under this agreement. Party A may occupy and exercise the property management right, or entrust or contract to a third party for operation and management. When Party A disposes of its rights in accordance with this agreement, Party B shall cooperate and shall not set any obstacles.

Article VI Notification and Delivery

Party B agrees and confirms: all notices of Party A, and legal documents issued in respect of any lawsuit brought by Party B shall be sent to the following address of Party B, which shall be deemed to be valid as long as they are served at the following address. If Party B changes its address and telephone number, Party A shall be notified in writing within three days after the change. Otherwise, a notice is given at the following address, which is deemed to have been served.

Party B’s address: No.501, Unit 1, Building 1, No.74 Xihou Street, Tianshan District, Urumqi

Tel.: [*]

Recipient: Wang Baolin

Article VII Notarization

Party B hereby undertakes that this agreement shall have the effect of compulsory execution if it is notarized by the creditor’s rights documents with the effect of compulsory execution. In case of compensation, Party A may apply to the people’s court for enforcement on the basis of a notary execution certificate, and Party B voluntarily accepts enforcement by the people’s court without any objection.

Article VIII Responsibility for Breach of Contract

I. If Party B makes false statements and declarations in violation of the stipulation of “Statement and Guarantee” in Article I of this counter-guarantee agreement, or Party B has other faults, which lead to the invalidity of this agreement or other consequences, and cause losses to Party A, Party B shall be liable for all compensation, Party B shall compensate Party A for all the principal, interest, compound interest, penalty, liquidated damages, compensation and the cost of realizing the creditor’s rights guaranteed by Party A under the financing business agreement, and all the premiums, overdue premiums, liquidated damages and all other expenses payable under the guarantee agreement.

II. Any of the following circumstances shall constitute Party B’s breach hereof:

(1)	Party B violates the statements and commitments made in this agreement;

(2)	Party B fails to perform its obligations as stipulated in this agreement;

(3)	The mortgage is invalid due to the reasons of Party B;

(4)	Party B in any way (act or omission) prevents Party A from disposing of the mortgage in accordance with the relevant provisions of this agreement.

III. In the event of such breach of contract, Party A shall have the right to take one or more of the following measures:

(1)	Party B is required to restore the total value of the mortgage or provide other guarantees;

(2)	Requires Party B to compensate Party A for all direct or indirect losses incurred as a result of Party B’s breach of contract;

IV. During the validity of this agreement, both parties shall fully perform the obligations agreed herein. If either party fails to perform or fails fully performs its obligations, it shall pay liquidated damages to the non-breaching party at the rate of 10% of the total amount of all debts paid by party a to the Creditor on behalf of Party B and all expenses incurred in the realization of the creditors’ right, and compensate the other party for the losses caused thereby.

The amount of liquidated damages stipulated in other clauses of this agreement shall be paid in accordance with the amount stipulated in this clause.

Article IX Continuity of Obligations and Responsibilities

All obligations and responsibilities of Party B under this agreement shall not be exempted from any directives of Party B’s superior units, changes in Party B’s financial resources and status, or invalidity of any agreement, document or main contract signed by Party B with other units; Party B shall not be exempted from such circumstances as merger, division or alteration of legal representatives or undertakers. In case of any merger, division or alteration of the parties under this agreement, the parties after the alteration shall bear the obligations and responsibilities set forth in this agreement.

Article XII Effectiveness, Change, Rescission and Termination of the Contract

I. This Counter-guarantee Agreement shall become effective on the date of signing by both parties.

II. During the performance of this agreement, if the debtor and Creditor make changes to the contract financing amount, interest rate and repayment method of the financing business agreement, or Party A and the Creditor guarantee if the agreement changes, Party B shall recognize and guarantee to continue to bear the counter-guarantee liability under this agreement, and Party A does not need to inform Party B separately.

III. This agreement shall not be invalid due to the invalidity of the guarantee agreement or guarantee agreement. If the guarantee agreement is invalid, Party B shall still bear the responsibility as stipulated in this agreement.

IV. After this agreement comes into force, neither party shall change or terminate it without authorization.

If it is necessary to change or terminate the agreement, both parties shall reach a consensus through consultation and reach a written agreement.

Article XI Settlement of Disputes

Disputes arising from this agreement may be settled through negotiation between both parties, if the negotiation fails, it shall be under the jurisdiction of the people’s court where Party A is located.

Party XII Appendix

This agreement is made in four copies, one held by Party A and one held by Party B, and one copies submitted to the registration department for filing.

Party A’s operator of this agreement: Zhao Bin Contact number: [*]

Party B’s operator of this agreement: Cai Jihong Contact number: [*]

Article XV Other Terms Agreed by Both Parties

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This agreement is the true intention of both parties, and the terms of this agreement shall be legally binding on both parties. Both parties have carefully read all the terms and conditions of this agreement, and have taken reasonable measures to draw the other party’s attention to the terms of the agreement that exempt or limit the other party’s liability, and have explained the relevant terms and conditions in accordance with the requirements of the other party.

Party A (seal): Xinjiang Financing Guaranty Co., Ltd.

Legal Representative: /s/ Zhou Jun (seal)

(Or entrusted agent):

Date of Signing: May 9, 2020

Party B (seal): Xinjiang United Family Trading Co., Ltd.

Legal Representative: /s/ Wang Baolin (seal)

(Or entrusted agent):

Date of Signing: May 9, 2020

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